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                                                                    Exhibit 99.1


                                    [LOGO]


[1299 - TRANSACTION NETWORK SERVICES, INC.] [FILE NAME: TNS14B.ELX] [VERSION -

                          2] [10/18/99] [orig. 10/18/99]

TNS14B                            DETACH HERE
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                                     PROXY

                      TRANSACTION NETWORK SERVICES, INC.

    Proxy for Special Meeting of Stockholders to be held November 23, 1999

          This Proxy is Solicited on Behalf of the Board of Directors

The stockholder and recipient of the enclosed Proxy Voting Card (the "Card Recipient"), having received the Notice of Special Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) John J. McDonnell, Jr. and John J. McDonnell III, and each of them, proxies (the "Proxies") of the Card Recipient (with full power of substitution) to attend the above Special Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Transaction Network Services, Inc. that the Card Recipient would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, and especially to consider and vote upon a proposal to adopt the agreement and plan of merger among PSINet Inc., PSINet Shelf I Inc.
(a wholly-owned subsidiary of PSINet Inc.) and Transaction Network Services, Inc., and to approve the transactions contemplated in that agreement.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


[SEE REVERSE]                                                   [SEE REVERSE]
    SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

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                                      -2-

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-800-867-9084.

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Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-800-867-9084.

3. Enter your social security or tax I.D. number, followed by the four highlighted digits of the account number located just below the perforation below.

4. Follow the recorded instructions.

   If you make a mistake or wish to change your vote, just press the star key (*) at any time. You'll be returned to the beginning of the prompt and you may start over again.

   If you need further instructions or have any questions, please contact Karen Kazmark, Director of Investor Relations, by calling (703) 453-8406 from 9 a.m. to 6 p.m. EST, Monday through Friday.

Your Vote is important!
Call 1-800-867-9084 anytime!
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Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

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Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Go to the Website
   http://www.eproxyvote.com/tni

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.

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Your vote is important!
Go to http://www.eproxyvote.com/tni anytime!



   Do not return your Proxy Card if you are voting by Telephone or Internet [1299- TRANSACTION NETWORK SERVES, INC.] [FILE NAME: TNS14A.ELX] [VERSION - 3]
                          [10/18/99] [orig. 10/18/88]


TNS 14A                           DETACH HERE
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    Please mark
[X] votes as in
    this example.

This Proxy when properly executed will be voted in the same manner specified herein. If no direction is made, the Proxies intend to and are authorized to vote for the proposal.

                                                       FOR   AGAINST  ABSTAIN
1. To adopt the agreement and plan of merger among     [ ]     [ ]      [ ]
   PSINet Inc., PSINet Shelf I Inc. (a wholly-owned subsidiary of PSINet Inc.) and Transaction
   Network Services, Inc. and to approve the transactions contemplated in that agreement.

2. In their discretion the Proxies are authorized to vote upon other business as may properly come before the meeting.

                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]
                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                        Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature:                Date:          Signature:                 Date:
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